Exhibit 10.21

December 2, 2004

Steven Nichtberger

501 Northwick Lane

Villanova, PA 19085

Dear Steven,

Reference is made to each of those contracts between Tengion, Inc., a Delaware corporation (the “Company”) and a third party vendor, including those contracts currently executed that are listed on Schedule I attached hereto and those contracts to be entered into by the Company in the future, pursuant to which you, as an executive officer of the Company, have agreed to be personally liable in the event that the Company defaults on its obligations thereunder (each, a “Contract” and collectively, the “Contracts”).

This letter is to confirm that the Company hereby agrees to indemnify you and hold you harmless from and against any expenses (including, but not limited to, reasonable attorneys’ fees), judgments, fines, liability, losses and amounts paid in settlement, actually and reasonably incurred by you in connection with any threatened, pending or completed action, suit, claim or proceeding (hereinafter, a “proceeding”), including affirmative defenses raised therein, whether civil, criminal, administrative or investigative, arising out of or in connection with a breach by the Company of any of the terms and conditions of such Contracts from the date of execution of such Contract.

In connection with the afore-mentioned indemnification, you hereby agree to notify the Company of any matter with respect to which you intend to seek indemnification hereunder as soon as reasonably practical following your receipt of written notice of such proceeding. You also hereby agree not to settle or compromise any such proceeding without first obtaining written consent to such settlement or compromise from the Company.

Please signify your acknowledgement of and agreement to the foregoing by executing a copy of this letter in the space provided below and returning same to the undersigned.

Very truly yours,

TENGION, INC.

By:	/s/ David Scheer
Name: David Scheer
Title: Chairman

ACKNOWLEDGED AND AGREED:

/s/ Steven Nichtberger
Steven Nichtberger

Schedule I

Agreement with American Express for corporate credit cards for the management team of the Company

Agreement with AT&T Wireless Communications providing monthly Blackberry service to the management team of the Company

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